Exhibit 99.2


                [HOULIHAN LOKEY HOWARD & ZUKIN GRAPHIC OMITTED]
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                          INVESTMENT BANKING SERVICES
                                 www.hlhz.com

August 15, 2005

Candace A. Clark, Esq.
Senior Vice President, Chief Legal Officer and Secretary
Kaman Corporation
1332 Blue Hills Avenue
Bloomfield, CT 06002

         Re:  Registration Statement on Form S-4 of Kaman Corporation

Dear Ms. Clark:

         Reference is made to our opinion letter ("opinion"), dated July 28, 2005.

         Our opinion was provided for the information and assistance of the Special Committee of the Board of Directors of the Company in connection with its consideration of the transaction described therein and is not to be used, circulated, quoted or otherwise referred to for any purpose, nor is it to be filed with, included in or referred to, in whole or in part, in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company desires to include our opinion in the above-referenced Form S-4.

         In that regard, we hereby consent to the reference to our opinion in the above-referenced Registration Statement on Form S-4 under the captions "Opinions of Financial Advisors", "Background of the Recapitalization", "Reasons for the Recapitalization", "Houlihan Lokey Opinion", and to the inclusion of our opinion in the Proxy Statement/Prospectus included in the Registration Statement, appearing as Appendix E to such Proxy Statement/Prospectus. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

         In giving this consent, we do not hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.